Exhibit 10E1
                              TRANSITION AGREEMENT
                              --------------------

         This agreement is made and executed this ___ day of May, 1997, by and between UNITED GROCERS, INC., an Oregon corporation, hereinafter referred to as

"UG," and ALAN C. JONES, hereinafter referred to as "Jones."

         WHEREAS, Jones has occupied the position of Chief Executive Officer of

UG since 1983, and was previously employed by UG in various positions prior thereto since 1964, and

         WHEREAS, UG and Jones previously entered into an Executive Compensation

Agreement - 1991 ("Compensation Agreement"), dated March 7, 1991, and

         WHEREAS, Jones and UG are desirous of terminating the aforesaid

Compensation Agreement effective the date hereof, and

         WHEREAS, the parties hereto are also desirous of settling any and all claims either party may have against the other of whatsoever kind, nature or description, and

         WHEREAS, UG is further desirous of retaining the unique experience,

ability and services of Jones as acting Chief Executive Officer for an interim period until such time as a replacement Chief Executive Officer is retained;

until the Board of Directors determines Jones's services are no longer required;

or December 1, 1997, whichever first occurs, and

         WHEREAS, UG is further desirous of obtaining Jones's assurances as a condition to the performance by UG of its obligations hereunder, that during the term of this agreement and of any renewal thereof, he will not directly or indirectly render any services of an advisory nature, or otherwise to or become

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
employed by or participate in, or engage in any business which, directly or indirectly, is competitive with the wholesale distribution of grocery and related products which are customarily stocked by retail supermarkets within the

States of Oregon, Washington and California, without the prior written consent of UG. Provided, however, that nothing herein contained shall prohibit Jones from owning stock or other securities of a competitor which are relatively insubstantial to the total outstanding stock of such competitor and so long as he, in fact, does not have the power to control, participate in or direct the management or polices of such competitor, and does not serve as a director or officer of, or is not otherwise associated with any competitor. It is expressly acknowledged, however, by and between the parties hereto, that Jones's involvement, employment, affiliation or ownership in the retail grocery industry shall not constitute a violation of this agreement or a prohibited activity.

         NOW, THEREFORE, in consideration of the promises of the parties one unto the other, and the above recitals which by reference are hereby incorporated herein, it is hereby agreed as follows:

         1. Jones will continue to serve as Chief Executive Officer during the transition until such time as UG retains the services of a new Chief Executive

Officer or until December 1, 1997, whichever first occurs. Following UG's employment of a new Chief Executive Officer, Jones will thereafter act as and serve as an employee of UG and be available upon reasonable notice to provide

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advice and assistance to the Board of Directors or the replacement Chief

Executive Officer. However, such services shall not exceed five hours per month.


2. Term. The term of this agreement shall commence on March 1, 1997, and shall continue for a period of seven years from said date.

         3. Compensation. As compensation for the services to be rendered by

Jones, UG shall pay Jones base compensation of $275,000 per annum for a period from March 1, 1997, through February 28, 1999. Thereafter, for a period of five years, UG shall pay Jones base compensation of $137,500 per annum from March 1,

1999, to February 28, 2004. Such compensation shall be paid to Jones with the same frequency as executives of UG are compensated. In addition thereto, Jones will have the continuing use of his company car through the expiration of the current lease in January, 2000. The company shall be responsible for maintenance, repairs, insurance and other incidental costs attendant thereto.

         4. Employee Benefits/Expenses. UG shall reimburse Jones for all reasonable, customary and necessarily incurred expenses in carrying out his duties. Jones shall present to UG from time to time an itemized account of such expenses and in such form as may be required by UG. This reimbursement of expenses will continue as long as Jones continues to perform the duties of Chief

Executive Officer.

         5. Employee Benefits. This agreement is not, however, intended and shall not be deemed to waive, release and/or modify

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any rights, benefits and/or privileges to which Jones and/or his spouse may be entitled to as an employee of UG under any retirement or pension plan (qualified or non-qualified), including without limitation the Executive Deferred

Compensation Plan, 401(k), supplemental 401(k) and medical, dental or other plans which are now in effect or such other medical and dental plans as may subsequently be offered to senior management of UG. In the event UG is unable to include Jones and his spouse in the group medical and dental plans, UG agrees to provide medical and dental insurance providing comparable benefits for Jones and his spouse. UG represents and warrants that the benefits Jones will receive under the pension plan will be determined in the same manner and at the same level of benefits as if he retired at age 62. The 401(k) benefits will, however,

be based upon the salary actually earned each year during the term of this agreement. In addition thereto, UG shall continue to pay annually, in addition to the compensation set forth herein, the sum of $48,387 per year, which sum shall be used by Jones to satisfy the insurance premium policy with Guardian

Life Insurance Company. The company shall pay to Jones the aforesaid $48,387 sum prior to the premium due dates through December 1, 2003. The company will, upon expiration of this agreement, cause the collateral assignment of benefits under the November 14, 1994 assignment, to be released.

6.  Release/Jones. In consideration of the foregoing payments and as a material inducement to UG to enter into this agreement, Jones does hereby completely release and forever discharge UG and its officers, directors, agents, employees,


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
successors, estate, heirs and assigns from any and all claims, rights, demands,

actions, obligations and causes of action in every kind, nature, character,

known or unknown, which Jones may now have or has ever had against UG arising from or in any way connected with Jones's prior employment, termination of employment or lack of employment with UG, including, but not limited to, all

"constructive discharge" and "wrongful discharge" claims, all claims relating to any contracts of employment, whether express or implied, all past claims relating to wages, salary, compensation payments, expense reimbursements, loans,

costs, expenses or attorney's fees, any covenant of good faith in fair dealing,

whether express or implied, and any tort of any nature, any legal restriction on

UG's right to terminate employees, or any federal, state or municipal law, rule,

regulation or ordinance, including, without limitation, the Federal Age

Discrimination and Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, and any other laws or regulations relating to prior employment, discrimination and expense reimbursement.

         7. Release/UG. In consideration for entering into this agreement,

UG hereby releases and forever discharges Jones from any and all claims, rights,

demands, actions, obligations and causes of action of any and every kind, nature and character, known or unknown, which UG may now have, has ever had, or may have in the future against Jones arising from or in any way connected with

Jones's prior employment, including, but not limited to, any and all claims arising out of any tort of any

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nature, or any federal, state or municipal law, rule, regulation or ordinance,

excepting therefrom only claims arising from criminal wrongdoings, obligations,

preserved or created, by this agreement.

         8. Restrictive Covenant. Jones expressly agrees as a condition to the performance by UG of its obligations hereunder, that during the term of this agreement and of any renewal thereof, he will not directly or indirectly render any services of an advisory nature, or otherwise to or become employed by or participate in, or engage in any business which, directly or indirectly, is competitive with the wholesale distribution of grocery and related products which are customarily stocked by retail supermarkets within the States of

Oregon, Washington and California, without the prior written consent of UG.

Provided, however, that nothing herein contained shall prohibit Jones from owning stock or other securities of a competitor which are relatively insubstantial to the total outstanding stock of such competitor and so long as he, in fact, does not have the power to control, participate in or direct the management or polices of such competitor, and does not serve as a director or officer of, or is not otherwise associated with any competitor. It is expressly acknowledged, however, by and between the parties hereto, that Jones's involvement, employment, affiliation or ownership in the retail grocery industry shall not constitute a violation of this agreement or a prohibited activity.

         9. This agreement shall be binding and enforceable by Jones against UG,

its successors and assigns.

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

         10. The parties hereto agree that they respectively will refrain from making any disparaging statements, releases, comments or publications with respect to the other party.


         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed the day and year first above written.

           UNITED:                     United Grocers, Inc.



                                       By: /s/ Gordon E. Smith
                                           -------------------
                                           Name: Gordon E. Smith
                                           Title:  Chairman of the Board



            JONES:
                                       /s/Alan C. Jones
                                       Alan C. Jones

















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